Exhibit 8.1

August 21, 2012

Reinsurance Group of America,

Incorporated

1370 Timberlake Manor Parkway

Chesterfield, Missouri 63017-6039

Re:   Offering of 6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042

Ladies and Gentlemen:

We have acted as special counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the public offering of an aggregate principal amount of $400,000,000 of the Company’s 6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042 (the “Securities”), pursuant to the prospectus supplement dated August 14, 2012 (the “Prospectus Supplement”) to the prospectus dated August 5, 2011 (the “Prospectus”) contained in the Company’s Registration Statement on Form S-3 (File Nos. 333-176104, 333-176104-1 and 333-176104-2) (such Registration Statement, including the Prospectus and Prospectus Supplement contained therein, the “S-3 Registration Statement”) filed by the Company under the Securities Act of 1933, as amended. The Securities are being issued pursuant to an Indenture to be executed on or about August 21, 2012 (the “Original Indenture”), as supplemented by the Supplemental Indenture to be executed on or about August 21, 2012 (the “Supplemental Indenture” and, together with the Original Indenture, as so supplemented, the “Indenture”), in each case between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

In connection with this opinion, we have examined and are familiar with originals and copies, certified or otherwise identified to our satisfaction, of the (i) the S-3 Registration Statement, (ii) the Indenture, and (iii) such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion.

In rendering our opinion, we have assumed, with your permission, that (i) the final executed version of the Indenture will be identical in all material respects to the version most recently supplied to us and that such final version will be valid and enforceable in accordance with its terms, (ii) the information set forth in the S-3 Registration Statement and the Indenture is true, complete and correct, and (iii) the legal capacity of each natural person, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts. We have assumed without independent verification that the factual information set forth in the Prospectus and Prospectus Supplement relating to the Securities and the offering of the Securities is accurate and complete in all material respects, and our opinion is conditioned expressly on, among other things, the accuracy as of the date hereof, and the continuing accuracy, of all of such factual information through and as of the date of issuance of the Securities. Any material changes in the facts referred to, set forth or assumed herein or in the Prospectus or Prospectus Supplement may affect the conclusions stated herein.

Bryan Cave LLP

Reinsurance Group of America, Incorporated

August 21, 2012

In addition, in rendering our opinion, we have considered the applicable provisions of (a) the Internal Revenue Code of 1986 as in effect on the date hereof (the “Code”), (b) the applicable Treasury Regulations as in effect on the date hereof (the “Regulations”), (c) current administrative interpretations by the Internal Revenue Service (the “Service”) of the Regulations and the Code, (d) existing judicial decisions, (e) such other authorities as we have considered relevant, and (f) our interpretation of the foregoing authorities, all of which such preceding authorities are subject to change or modification at any time (possibly with retroactive effect).

Based solely upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein and the assumptions, qualifications and limitations set forth in the Prospectus Supplement, we hereby confirm our opinion as set forth under the heading “Material United States federal income tax consequences” in the Prospectus Supplement.

We express our opinion herein only to those matters specifically set forth above and no opinion should be inferred as to the tax consequences, whether federal, state, local or foreign, of any transactions related to the S-3 Registration Statement, or contemplated by the S-3 Registration Statement. We do not express any opinion herein concerning any law other than the federal income tax law of the United States. No assurance can be given that our opinion will not be challenged by the Service or any other taxing authority, or that any such challenge will not be successful.

The foregoing opinion reflects our best professional judgment as to the correct U.S. federal tax consequences of the transaction to which this opinion relates. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. Any material change in the law, authorities, or facts referred to, set forth, relied upon or assumed herein, or in the S-3 Registration Statement could affect the conclusions stated herein. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (a) in applicable law or (b) that would cause any statement, representation or assumption herein to no longer be true or correct.

This opinion has been prepared for the Company in connection with the transaction set forth in the Prospectus Supplement. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and to the use of our name under the caption “Material United States federal income tax consequences” in the Prospectus Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP